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                                   EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

      We have issued our report dated August 13, 2004 accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Lannett Company, Inc. and Subsidiaries on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Lannett Company, Inc. and Subsidiaries on Form S-3 (File No. 333-115746, effective May 21, 2004) and on Form S-8 (File No. 33-79258, effective May 23, 1994, File No. 001-31298, effective April 9, 2002 File No. 33-103235, effective February 14, 2003, and File No. 33-103236, effective February 14, 2003).

Philadelphia, Pennsylvania
August 13, 2004

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